Exhibit 10.02

WAIVER AGREEMENT

This Waiver Agreement (the “Waiver”), dated as of July 30, 2014 is by and between WPCS International Incorporated, a Delaware corporation with offices located at 600 Eagleview Boulevard, Suite 300, Exton, Pennsylvania 19341 (the “Company”), and the holder identified on the signature page hereto (“Holder”).

RECITALS

A. On December 5, 2012, the Company issued (i) senior secured convertible notes (as amended and waived prior to the date hereof, the “Notes”) and (ii) warrants to purchase common stock of the Company, in each case, pursuant to a Securities Purchase Agreement, dated as of December 4, 2012 (as amended and waived prior to the date hereof, the “Securities Purchase Agreement”) to the Holder and certain other investors signatory thereto (the Holder and such other investors collectively, the “Investors”). Capitalized terms not defined herein shall have the meanings set forth in the Securities Purchase Agreement as amended hereby.

B. Worldwide Stock Transfer LLC (the “Collateral Agent”) acts as collateral agent on behalf of the Investors pursuant to a Collateral Agency Agreement, dated December 5, 2012, by and among the Company, the Collateral Agent and the secured party signatories thereto (as amended and waived prior to the date hereof, the “Collateral Agency Agreement”).

C. Pursuant to Sections 2(b) and 3 of the Collateral Agency Agreement, the Collateral Agent will release Collateral in accordance with the written instructions of the Required Holders, as such terms are defined in the Collateral Agency Agreement.

E. Pursuant to the Notes, the Company was obligated to use its best efforts to effect the sale of its wholly owned subsidiary, WPCS Australia Pty Ltd. (“WPCS Australia”).

F. On September 19, 2013, WPCS Australia entered into a securities purchase agreement (the “Pride Agreement”) with Turquino Equity LLC for the purchase of 100% of the shares of The Pride Group (QLD) Pty Ltd., a wholly-owned subsidiary of WPCS Australia (the “Pride Group”), for a purchase price of $1.4 million (subject to adjustment as provided therein) (the “Purchase Price”), which purchase price would be settled, in part, by applying the severance amount due to Andrew Hidalgo pursuant to his separation agreement with the Company (the “Severance”).

G. The closing of the Pride Agreement is subject to various closing conditions, including the release of the stock of the Pride Group from the Collateral.

H. The Company and the Holder desire to enter into this Agreement, pursuant to which the stock of the Pride Group will be released from Collateral in accordance with to the Collateral Agency Agreement.

AGREEMENT

1. Upon the execution of this Waiver by the parties and the Company obtaining consent from the Required Holders (as defined in the Securities Purchase Agreement), the Collateral Agent is hereby authorized and instructed to execute and file any documents necessary or reasonably requested by the Company to evidence the release of the Pride Group from the definition of Collateral, including but not limited to filing a UCC-3 financing statement amendment.

2. MISCELLANEOUS.

2.1 Effective Time. The provisions in Section 1 of this Waiver shall be effective as of the date each of the Required Holders shall have executed each of their respective consents referred to in Section 1 (the “Effective Time”).

2.2 Miscellaneous Provisions. Section 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

2.3 Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement, the Transaction Documents and the Securities (other than any limitations on conversion or exercise set forth therein) shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement or the Securities (as the case may be) shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. For the avoidance of doubt, to the extent the Company enters into more than one Settlement Document, the provisions of this Section 2.3 shall apply to each such Settlement Document.

2.4 Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the second (2nd) Business Day following the Effective Time, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Waiver in the form required by the 1934 Act and attaching this Waiver as an exhibit (including all attachments, the "8-K Filing"). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Holder by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the this Waiver Agreement.

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2.5 Independent Nature of the Holder's Obligations and Rights. The obligations of the Holder under the Transaction Documents and this Waiver Agreement are several and not joint with the obligations of the Investors (other than the Holder) (the “Other Holders”) under the Transaction Documents and any Settlement Document, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Transaction Document or Settlement Document. Nothing contained herein or in any other Transaction Document or Settlement Document or this Waiver Agreement, and no action taken by the Holder or any Other Holder pursuant thereto, shall be deemed to constitute the Holder and any Other Holder as, and the Company acknowledges that the Holder does not so constitute with any Other Holder, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and any Other Holder are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents, any Settlement Document or this Waiver Agreement. Each of the Company and the Holder confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Waiver Agreement or out of any other Transaction Document, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

WPCS INTERNATIONAL INCORPORATED

By:
Name: Joseph Heater
Title: Chief Financial Officer

[Waiver Agreement – Australia Divestiture]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

By:
Name:
Title:

[Waiver Agreement – Australia Divestiture]